Exhibit 23.2




G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                                425.928.2877 efax





January 4, 2002


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I hereby consent to the incorporation by reference in the Registration Statement of USA Dealers Auction.com, Inc. on Form S-8, of my report dated January 5, 2001, on my audit of the financial statements of USA Dealers Auction.com, Inc. as of and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.

Signed,

/s/ G. Brad Beckstead
------------------------
G. Brad Beckstead, CPA